UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

SYNLOGIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37566	26-1824804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 30
Winchester, Massachusetts		01890
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 659-2802

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYBX	The NASDAQ Capital Market
Preferred Stock Purchase Rights	N/A	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Antoine Awad

Separation Agreement

As previously disclosed, Synlogic, Inc. (the “Company”) and Antoine Awad, Principal Executive Officer, agreed that Mr. Awad’s employment with the Company will terminate effective December 31, 2024 (the “Awad Separation”). In connection with the Awad Separation, the Company entered into a separation agreement with Mr. Awad on December 17, 2024, to be effective on December 18, 2024 (the “Awad Separation Agreement”). Pursuant to the terms of the Awad Separation Agreement, Mr. Awad’s employment with the Company will end on December 31, 2024 (the “Awad Departure Date”). Mr. Awad will assist the Company through the Awad Departure Date in the transition of work in connection with his duties as Principal Executive Officer of the Company. On December 20, 2024, the Company’s board of directors appointed Mary Beth Dooley, the Company’s Head of Finance, as the Principal Executive Officer and Principal Financial Officer of the Company, effective January 1, 2025.

In consideration for, among other things, his compliance with certain restrictive covenants and a typical release of claims, Mr. Awad shall receive a lump-sum payment equal to $218,856, which is equivalent to six months of his base salary. Additionally, Mr. Awad will be eligible for consideration of 100% of his target 2024 bonus. Mr. Awad will also receive a lump-sum payment equivalent to 75% of his base salary for each month of service to the Company between March 1, 2024 and December 31, 2024, or $246,213. Mr. Awad is also entitled to continued health insurance coverage for up to six months following the Awad Departure Date.

The foregoing description of the material terms of the Awad Separation Agreement is qualified in its entirety by the full text of the Awad Separation Agreement, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2024.

Consulting Agreement

The Company entered into a Consulting Agreement (the “Awad Consulting Agreement”) with Mr. Awad, as amended, pursuant to which Mr. Awad will perform consulting and other project-based services for the Company as determined by the Company’s board of directors. The Company will pay Mr. Awad an hourly rate of $350.00 per hour for such services and will reimburse Mr. Awad for expenses. The Consulting Agreement’s term continues until either party gives notice of termination. Pursuant to the Awad Consulting Agreement, the terms of previous grants of shares of restricted stock and stock options to Mr. Awad (the “Awad Equity Grants”) granted pursuant to the Company’s 2015 Equity Incentive Award Plan and 2017 Stock Incentive Plan, were amended to (a) extend the exercise period of such options for a period of 90 days after the termination of the Awad Consulting Agreement, (b) allow the withholding of an appropriate amount of shares of restricted stock to satisfy tax withholding obligations and (c) accelerate the unvested portion of the Awad Equity Grants upon the earlier of (i) the Company’s dissolution and (ii) the consummation of a Change in Control (as defined in the Awad Consulting Agreement). Pursuant to the Awad Consulting Agreement, the Awad Equity Grants shall otherwise remain subject to the original terms and conditions of such awards, and any unvested portions of such awards which would otherwise be forfeited upon the Awad Departure Date shall remain eligible for continued vesting, contingent upon the timely execution of the Awad Consulting Agreement and so long as Mr. Awad continues to provide services under the Awad Consulting Agreement.

The foregoing summary of the Awad Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Awad Consulting Agreement, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2024.

Mary Beth Dooley

On December 19, 2024, and in connection with the Awad Separation, the Company appointed Mary Beth Dooley, Head of Finance, as the Principal Executive Officer and Principal Financial Officer, effective as of January 1, 2025. Ms. Dooley’s biographical information can be found under the caption “Management and Corporate Governance” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on November 6, 2024, and such biographical information is incorporated herein by reference.

The Company entered into an amendment to the Employment Letter Agreement (the “Amended Employment Agreement”) with Ms. Dooley on December 19, 2024, pursuant to which Ms. Dooley will perform duties and responsibilities associated with her position as Principal Executive Officer and Principal Financial Officer of the Company. The Company will pay Ms. Dooley a base salary of $325,000 per year, and her target annual bonus in respect of the 2024 calendar year of 30% of her annual base salary, or $97,500.

Ms. Dooley will not be eligible for any bonus in respect of 2025 or any subsequent year. Ms. Dooley shall also be eligible for a retention bonus in an amount equal to 75% of her base salary for each month of service to the Company between March 1, 2024 and the earlier of (i) the month in which the Company consummates a Change in Control (as defined in the Amended Employment Agreement) and (ii) the month in which the Company terminates her employment without Cause or she resigns her employment with Good Reason (each, as defined in the Amended Employment Agreement). Payment of the retention bonus is subject to Ms. Dooley entering into a separation agreement substantially in a form described in the Amended Employment Agreement. Pursuant to the Amended Employment Agreement, upon a termination of Ms. Dooley’s employment by the Company without Cause or her resignation of employment with Good Reason, subject to her execution of a separation agreement substantially in a form described in the Amended Employment Agreement, Ms. Dooley will be entitled to (i) continued payment of base salary for 9 months and (ii) payment by the Company of the Company portion of the premium for health coverage if she timely elects to continue receiving group medical insurance pursuant to COBRA. Pursuant to the Amended Employment Agreement, the Company also amended the terms of previous grants of shares of restricted stock and stock options (the “Dooley Equity Grants”) granted pursuant to the Company’s 2015 Equity Incentive Award Plan and 2017 Stock Incentive Plan, to (a) extend the exercise period of such options for a period of 90 days after the termination of the Amended Employment Agreement, (b) allow the withholding of an appropriate amount of shares of restricted stock to satisfy tax withholding obligations and (c) accelerate the unvested portion of the Dooley Equity Grants upon the earlier of (i) the Company’s dissolution, (ii) the consummation of a Change in Control and (iii) termination by the Company without Cause (as defined in the Amended Employment Agreement) or by Ms. Dooley for Good Reason (as defined in the Amended Employment Agreement).

The foregoing summary of the Amended Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Amended Employment Agreement, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2024.

There is no arrangement or understanding with any person pursuant to which Ms. Dooley was appointed as the Principal Executive Officer and Principal Financial Officer of the Company. There are no transactions to which the Company is a party and in which Ms. Dooley has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Ms. Dooley has no family relationship with any directors or executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2024	Synlogic, Inc.
	By:	/s/ Mary Beth Dooley
	Name: Title:	Mary Beth Dooley Head of Finance (Principal Financial Officer)